UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of report (date of earliest event reported): August 20, 2007

                          MISSION WEST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                                                95-2635431
           --------              Commission File Number:           ----------
(State or other jurisdiction            1-8383                  (I.R.S. Employer
       of incorporation)                                         Identification)


                    10050 Bandley Drive, Cupertino, CA 95014
                    (Address of principal executive offices)

                                 (408) 725-0700
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.

On August 20, 2007, the Company issued a press release announcing the lease termination of one of its tenants, Ciena Corporation. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 8.01 of this report.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          MISSION WEST PROPERTIES, INC.

Date: August 20, 2007                     By: /s/ Wayne N. Pham
                                             -----------------------------------
                                             Wayne N. Pham
                                             Vice President of Finance and
                                             Controller

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


Exhibit 99.1


                                                               Press Release

For Immediate News Release
August 20, 2007


         MISSION WEST PROPERTIES RELEASES CIENA FROM LEASE OBLIGATIONS.
      THIS WILL RESULT IN A ONE TIME NET INCREASE IN GAAP REVENUE OF $0.45
                       PER SHARE IN THIRD QUARTER OF 2007

  "We build the buildings for the high tech companies that build the internet"

Cupertino, CA - Mission West Properties, Inc. (AMEX: MSW) reported today that on August 15, 2007, one of the Company's tenants, Ciena Corporation ("Ciena"), completed an assignment and restructuring of lease agreement with an unrelated party, M&M Real Estate Control & Restructuring, LLC ("M&M"), in connection with a lease for approximately 445,000 rentable square feet in five buildings located in San Jose, California. M&M assumed all of Ciena's remaining obligations under the restructured lease effective July 1, 2007 (including the obligation to complete certain leasehold improvements), acquired certain personal property of Ciena located on the premises and received a payment of approximately $53,000,000. At the same time, the Company entered into a consent for assignment of lease with both parties and a mutual release agreement with Ciena, pursuant to which all of the Ciena's obligations under the lease have been effectively transferred to M&M. M&M must continue to perform all of the restructured obligations under the assumed Ciena lease and has the right to sublease any or all of the 445,000 rentable square feet through June 30, 2011 on terms that are acceptable to the Company. Based upon the provisions of FIN 46R, the Company determined that M&M is a variable interest entity. The Company further determined that the Company is the primary beneficiary of this variable interest entity and therefore will consolidate this entity under generally accepted accounting principles ("GAAP"). During the third quarter, the Company will recognize for GAAP purposes, a net lease termination fee of approximately $45,357,000. In addition, in connection with the FIN 46R accounting the Company will record restricted cash for the balance of the rental obligation due from M&M and a liability of $7,000,000 related to M&M's obligation under the terms of the lease to complete certain leasehold improvements in two buildings consisting of approximately 164,000 square feet of unimproved space. On a GAAP basis this transaction will result in a reduction of quarterly revenue of approximately $.03 per quarter until June 30, 2011 or until the buildings are subleased.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 110 properties totaling approximately 7.8 million rentable square feet, which includes approximately 894,000 rentable square feet (or 17 buildings) that are in the process of being rezoned for residential development. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "will," "anticipate," "estimate," "expect," "intends," or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company's registration statements, and periodic filings with the Securities & Exchange Commission.

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